UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): May 27, 2026

INSPIRED ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36689	47-1025534
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 West 57th Street, Suite 415 New York, New York	10107
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 565-3861

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.0001 per share	INSE	The NASDAQ Stock Market LLC

Explanatory Note

This Current Report on Form 8-K/A (this “Amendment”) amends the Current Report on Form 8-K of Inspired Entertainment, Inc. (the “Company”) filed with the U.S. Securities and Exchange Commission on June 2, 2026 (the “Original Form 8-K”). The Original Form 8-K reported the final voting results of the Company’s 2026 Annual Meeting of Stockholders held on May 27, 2026 (the “Annual Meeting”). The sole purpose of this Amendment is to disclose the Company’s decision regarding whether stockholder votes to approve the compensation of its named executive officers required by Section 14A(a)(1) of the Securities Exchange Act of 1934 and Rule 14a-21(a) promulgated thereunder (the “Say-on-Pay Vote”) should be held every one, two or three years (the “Say-on-Frequency Proposal”). No other changes have been made to the Original Form 8-K.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

As previously reported on the Original Form 8-K, in an advisory vote held at the Company’s 2026 Annual Meeting of Stockholders on the Say-on-Frequency Proposal, a majority of the votes were cast in favor of conducting future advisory Say-on-Pay Votes on an annual basis. In light of these results, the Board has determined to hold a Say-on-Pay Vote annually at the Company’s Annual Meeting of Stockholders until the next required advisory vote on the Say-on-Frequency Proposal or until the Board otherwise determines that a different frequency for such advisory votes is in the best interests of the Company and its stockholders. The next advisory vote on the Say-on-Frequency Proposal is required to occur no later than the Company’s Annual Meeting of Stockholders in 2032.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 23, 2026

INSPIRED ENTERTAINMENT, INC.

By	/s/ Carys Damon
Name:	Carys Damon
Title:	General Counsel